                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                ____________________

                                      FORM 8-K

                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                   February 7, 2000

                                   PERFICIENT, INC.
                  (Exact name of Registrant as specified in Charter)

              Delaware                   001-15169              74-2853258
       ------------------------         -----------         ------------------
       (State or other Juris-           (Commission           (IRS Employer
       diction of Incorporation)         File Number)        Identification No.)

       7600-B North Capital of Texas Highway
                     Suite 220
                   Austin, Texas                                78731
       ----------------------------------------              ----------
       (Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area code: (512) 306-7337

                                 Not Applicable
        --------------------------------------------------------------
        (Former Name and Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

        Perficient, Inc. completed an $8.1 million private placement of common stock on February 7, 2000. A total of 6 institutions participated in the private placement. The Company intends to use the proceeds from the private placement to further accelerate its previously announced acquisition program and for other corporate purposes.

        A total of 400,000 shares of common stock were issued and sold by the Company, resulting in gross proceeds to the Company of $5.6 million. John T. McDonald and Bryan R. Menell, each an officer and a director of the Company, and David S. Lundeen, a director of the Company, sold the remaining 180,000 shares of common stock in the private placement. The private placement was priced at $14 per share. Gilford Securities Incorporated acted as placement agent in connection with the private placement.

        In addition, the Company entered into Registration Rights Agreements with each of the purchasers pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock sold in the private placement by no later than April 30, 2000.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PERFICIENT, INC.


Dated: March 1, 2000                   By:   John A. Hinners
                                          ---------------------
                                       Name: John A. Hinners
                                       Title: Chief Financial Officer


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